EXHIBIT 99.1

News Release

Rayonier Completes Acquisition of Pope Resources
WILDLIGHT, Fla. – May 8, 2020 – Rayonier Inc. (NYSE:RYN) today announced the completion of its previously announced acquisition of Pope Resources, A Delaware Limited Partnership (“Pope Resources”). Unitholders of Pope Resources approved the transaction at a special meeting of unitholders held on May 5, 2020.

“The completion of this transaction significantly expands and enhances our Pacific Northwest timberland and real estate portfolio,” said David Nunes, President and CEO of Rayonier. “It further represents a significant milestone in our long-term strategy of acquiring high-quality timberlands in strong log markets and building long-term value for our shareholders through prudent capital allocation. We’re very excited about the opportunity to integrate our complementary assets and to welcome the Pope employees who will become part of Rayonier. We share compatible cultures and a long history of dedication to value maximization, and we are eager to share best practices and capture synergies across our combined organization. Additionally, we’re excited to be employing an innovative tax-deferred UPREIT structure and look forward to leveraging this structure in the future to grow Rayonier’s high-quality timberland portfolio.”

Transaction Information
Under the terms of the merger agreement, each holder of a limited partnership unit of Pope Resources had the right to elect to receive for each Pope unit and subject to proration: (a) 3.929 Rayonier Inc. common shares (the “Stock Election”), (b) 3.929 units in Rayonier, L.P., the operating partnership of Rayonier (the “Opco Election”), or (c) $125 in cash (the “Cash Election”). Pope unitholders’ elections were subject to proration so that approximately 70% of the Pope units converted into merger consideration would be exchanged for Rayonier shares or Opco units and approximately 30% of the Pope units converted into merger consideration would be exchanged for cash.

Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com

The exchange agent has informed the company that, based on its preliminary review of the merger consideration elections:
•holders of approximately 10.2% of Pope limited partnership units converted into merger consideration, or approximately 436,000 units, made or were deemed to have made the Stock Election;
•holders of approximately 10.7% of Pope limited partnership units converted into merger consideration, or approximately 454,000 units, made the Opco Election; and
•holders of approximately 79.1% of Pope limited partnership units converted into merger consideration, or approximately 3.4 million units, made the Cash Election.
Because the Cash Election was oversubscribed, all holders making a Cash Election will have their consideration prorated and a portion of it will be substituted with Rayonier common shares or Opco units (as specified by the holder) in accordance with the terms of the merger agreement. The number of each election is preliminary and subject to change. The final number of elections will be disclosed in a current report on Form 8-K filed by the company.

Based on these preliminary estimates of merger consideration elections, each holder making a Cash Election will receive $47.42 of cash and 2.439 Rayonier common shares or Opco units per Pope Resources unit, and the aggregate consideration paid by Rayonier to acquire all of the outstanding limited partnership units of Pope Resources (excluding the 114,400 units already owned by Rayonier) and the general partnership interests of Pope Resources will consist of $169.5 million of cash, 7.1 million common shares of Rayonier and 4.6 million Opco units of Rayonier L.P.

In conjunction with the closing of the transaction, Rayonier also assumed $45 million of Pope Resources’ term credit facility, which included several tranches with maturity dates ranging from 2025 to 2036 and with a weighted average interest rate of approximately 4.1% (net of estimated annual patronage payments).

Effective with the opening of the market today, Pope Resources common units discontinued trading on the Nasdaq Capital Market.

Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com

About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of March 31, 2020, Rayonier owned, leased or managed approximately 2.6 million acres of timberlands located in the U.S. South (1.8 million acres), U.S. Pacific Northwest (384,000 acres) and New Zealand (415,000 acres). More information is available at www.rayonier.com.

Forward-Looking Statements
Certain statements in this press release regarding anticipated financial outcomes including relate to information or assumptions about the expected benefits of the acquisition, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies therefrom, and anticipated future financial and operating performance results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: failure to realize the benefits expected from the acquisition; failure to promptly and effectively integrate the acquisition; the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings; entry of new competitors into our markets; changes in global economic conditions and world events; business disruptions arising from public health crises and outbreaks of communicable diseases, including the recent outbreak of the virus known as the novel coronavirus; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging and trucking services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products; interest rate and currency movements; our capacity to incur additional debt; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment; the cyclical nature of the real estate business generally; a downturn in the housing market; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; unexpected delays in the entry into or closing of real estate transactions; changes in environmental laws and regulations that may restrict or adversely impact our ability to sell or develop properties; the
Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans.

For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K, Part II, Item 1A – Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q, and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Contacts
Investors / Media
Mark McHugh, 904-357-9100
investorrelations@rayonier.com
Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com